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                                                                    EXHIBIT 99.1



                             AMENDMENT NO. 1 TO THE
                           UNIVERSAL FOODS CORPORATION
                             1998 STOCK OPTION PLAN


         The Universal Foods Corporation 1998 Stock Option Plan (the "Plan") is hereby amended, effective as of September 10, 1998, as set forth below:

1. Section 5.1 of the Plan is amended by inserting the following sentence immediately after the third sentence thereof:

                  No Participant may be granted stock options under this Plan with respect to more than 600,000 shares of Stock (subject to adjustment) during the term of this Plan (as established under
                  Section 6).

         provided, however, that such amendment shall not be effective unless the shareholders of the Company approve such amendment at the Annual Meeting of the shareholders of the Company to be held in January, 1999, or at any adjournment thereof, by a simple majority of the number of shares represented at such meeting in person or by proxy.

2.   Section 7.6 is amended to read in its entirety as follows:

     7.6 Exercise of Options. Options granted hereunder shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

3.   Section 7.7(d) is amended to read in its entirety as follows:

     (d) by electing to have the Company withhold from the shares of Stock otherwise issuable upon exercise of the Option that number of shares of Stock having a Fair Market Value at the time of exercise plus cash for any fractional share amounts, equal to the total Option price.

4.   Section 11(b) is amended to read in its entirety as follows:

     (b)       A "Change of Control" of the Company means:










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                  (i)      the acquisition by any individual, entity or group
                           (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection
                           (iii) of this Section; or

                  (ii) individuals who, as of September 10, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 10, 1998 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding


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                           voting securities entitled to vote generally in the
                           election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

                  (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

5. The second sentence of Section 12.1 is amended to read in its entirety as follows:

         An amendment or termination of this Plan shall not adversely affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.









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